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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-49417; Form S-3/A No. 333-29565 and Form S-3/A No. 333-35551)
of NCS HealthCare, Inc. of our report dated March 31, 1998 with respect to the combined statement of assets acquired and liabilities assumed of Thrift Drug, Inc. and Fay's, Incorporated as of January 30, 1998, and the related combined statement of revenues and direct expenses for the year then ended included in the Company's Form 8-K/A-1 dated January 30, 1998.

                                             /s/ Ernst & Young LLP

Cleveland, Ohio
April 15, 1998